UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2005

ADVANCED POWER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16047	93-0875072
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 SW Columbia Street, Bend, Oregon 97702
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:
(541) 382-8028

Check the appropriate box below if the Form 8- filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 31, 2005, Advanced Power Technology, Inc. and its subsidiaries (the “Company”) entered into a loan and security agreement with Silicon Valley Bank.  The agreement is for a $10 million line of credit.

The credit agreement is more fully described in Item 2.03 and attached as Exhibit 10.31 of this report.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 31, 2005, Advanced Power Technology, Inc. and its subsidiaries (the “Company”) entered into a loan and security agreement with Silicon Valley Bank.  The agreement is for a $10 million revolving line of credit that bears interest, at the election of the Company, at either the Silicon Valley Bank prime rate plus a margin or the LIBOR rate plus a margin.  The margin for either rate is dependent on the adjusted quick ratio of the Company as defined in the agreement.  The Company is required to pay commitment fees of 20 basis points upon closing and 20 basis points on the unused portion of the line of credit, payable quarterly.  Amounts borrowed under the credit agreement are secured by certain tangible and intangible assets of the Company. The credit agreement expires on June 30, 2006, at which time all amounts borrowed and related interest are immediately payable.

The agreement includes various affirmative and negative covenants that are customary for credit agreements, such as limitations on new indebtedness and payment of dividends.  Financial covenants include a minimum adjusted quick ratio of 1.85 and tangible net worth of at least $35 million plus the following amounts as incurred from the inception of the agreement (a) 100% of all equity or capital contributed to the Company and all subordinated debt; and (b) 50% of all positive quarterly net income (adjusted quarterly).

This description of the credit agreement is not complete and is qualified by the actual terms of the agreement, a copy of which is incorporated by reference and attached as Exhibit 10.31 of this report.

 Item 9.01 Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description

10.31

Loan and Security Agreement between Silicon Valley Bank and Advanced Power Technology, Inc., Advanced Power Technology RF, Inc., Advanced Power Technology Colorado, Inc., and Advanced Power Technology RF-Pennsylvania, Inc. dated as of March 31, 2005.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned; thereunto duly authorized this 4th day of April, 2005.

ADVANCED POWER TECHNOLOGY, INC.

BY:	/s/ GREG M. HAUGEN

Greg M. Haugen
Vice President, Finance and Administration,
Chief Financial Officer and Secretary
(Principal Financial Officer)